Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dekania Corp.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 10, 2006, on the financial statements of Dekania Corp. (a corporation in the development stage) as of April 30, 2006 and for the period from February 28, 2006 (inception) to April 30, 2006, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 6, 2006